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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 30, 1998, except for Note 19, for which the date is March 26, 1998, on our audits of the financial statements and financial statement schedule of Viasystems Inc. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

St. Louis, Missouri
April 15, 1998